UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 22, 2014
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the "Company') held its Annual Meeting of Shareholders on July 22, 2014.  The votes cast with respect to each item of business properly presented at the meeting are as follows:

(a) Proposal 1 - Election of Directors

Shareholders elected seven directors to serve until the 2015 Annual Meeting of Shareholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stephanie W. Bergeron	32,123,093	407,165	10,783	3,997,508
Brian M. Hermelin	32,435,124	93,152	12,765	3,997,508
Paul D. Lapides	30,470,204	2,056,165	14,672	3,997,508
Clunet R. Lewis	31,493,036	980,902	67,103	3,997,508
Ronald L. Piasecki	32,030,103	499,284	11,654	3,997,508
Gary A. Shiffman	32,102,037	425,341	13,663	3,997,508
Arthur A. Weiss	31,467,965	1,062,231	10,845	3,997,508

(b) Proposal 2 – Ratification of Selection of Independent Registered Public Accounting Firm

Shareholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, as follows:

Votes For	Votes Against	Abstentions
36,491,362	41,068	6,119

(c) Proposal 3 - Non-binding Advisory Vote on Executive Compensation:

Shareholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,445,150	4,034,975	60,916	3,997,508

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: July 23, 2014	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer